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               EXHIBIT 10(q) TO SYMIX SYSTEMS, INC. 1999 FORM 10-K
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                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                    ----------------------------------------


         THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT is made to be effective as of the 15th day of December, 1998, between Symix Systems, Inc., an Ohio corporation (the "Company") and Stephen A. Sasser ("Employee").

                                   WITNESSETH
                                   ----------

         WHEREAS, the Company and Employee are parties to an Employment Agreement dated July 5, 1995 (the "Employment Agreement"), as amended by the Amendment to the Employment Agreement dated April 1, 1997 between the Company and Employee (the "First Amendment"), pursuant to which the Company has engaged Employee to serve as President and Chief Operating Officer of the Company (the Employment Agreement and the First Amendment being referred to herein collectively as the "Agreement"); and

         WHEREAS, THE ORIGINAL TERM OF THE AGREEMENT EXPIRES ON JULY 5, 1999 (THE "ORIGINAL TERM") AND

         WHEREAS, the Company desires to induce Employee to continue his employment as a senior officer of the Company, and Employee desires to continue such employment, subject to the terms and conditions hereof; and

         WHEREAS, the Company and Employee desire to further modify the Employment Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. TERM. Notwithstanding anything else to the contrary contained in the Agreement, the Term of the Agreement shall be extended for a period of three (3) years, commencing upon expiration of the Original Term, unless sooner terminated pursuant to paragraph 10 of the Agreement. Thereafter, unless sooner terminated pursuant to paragraph 10 of the Agreement, the Term of the Agreement automatically shall be extended for additional, consecutive one-year Terms (each, an "Extended Term") unless, in accordance with paragraph 14 of the Agreement, (i) at least one hundred and fifty (150) days prior to the expiration of the extended three (3) year term provided for herein or any other Extended Term, the Company gives notice to Employee that the Company does not wish to extend the Term of this Agreement, or (ii) at least one hundred and twenty (120) days prior to the expiration of the extended three (3) year term provided for herein or any other Extended Term, Employee gives notice to the Company that Employee does not wish to extend the Term of this Agreement. The Original Term and the extended three (3) year term provided for herein, together with all other Extended Terms, are referred to herein and in the Agreement as the "Term".

         2. MODIFICATION OF COMPENSATION ARRANGEMENT. Subparagraphs 3(a) and 3(b) of the Employment Agreement are hereby amended to read in their entirety as follows:

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                  "(a) BASE SALARY. Commencing on December 15, , 1998, Employee
         shall receive an annual base salary of not less than $272,000 (the "Base Salary") to be paid semi-monthly in equal installments. The Base Salary shall be reviewed not less frequently than annually and shall be subject to such upward adjustments as the Compensation Committee (the "Compensation Committee") of the Board of Directors of the Company (the "Board") may deem appropriate in its discretion.

                  (b) INCENTIVE COMPENSATION. Commencing on December 15, 1998, Employee shall be entitled to additional compensation pursuant to a bonus plan to be approved by the Compensation Committee and to be consistent with this paragraph 3(b). Employee's annual target bonus for each fiscal year of the Company will be $188,000, of which (i) 75% ($141,000) will be earned by Employee and payable by the Company if and to the extent the Company's earnings per share achieve targets proposed by Employee and approved by the Compensation Committee for such fiscal year and (ii) 25% ($47,900) will be earned if and to the extent the market price performance per share of the Company's common shares meets or exceed the average market price performance of the stocks included in the NASDAQ Computer and Data Processing Stock Market Index or other strategic objective(s) approved by the Compensation Committee for such fiscal year."

The foregoing provisions shall be substituted for and shall be deemed to replace the language heretofore set forth in Subparagraphs 3(a) and (b) of the Employment Agreement (including any amendment thereto) as if such substituted language had been included in the originally-executed Employment Agreement, except that such substituted provisions shall apply prospectively only from the effective date hereof.

         3. DUTIES. Employee is engaged to serve as President and Chief Executive Officer of the Company and Employee promises to perform and discharge well, faithfully and to the best of his abilities the duties ordinarily performed by the president and/or chief executive officer of a company and such other duties which may be assigned to him from time to time by the Board of Directors of the Company. Employee shall serve as a director of the Company and as an officer or director (or both) of any of its subsidiaries and affiliates if elected as such. The provisions of this paragraph 3 shall be substituted for, supersede and replace in their entirety the provisions of paragraph 4 of the Employment Agreement.

         4. NO MODIFICATION OF OTHER PROVISIONS. Except as provided in this Second Amendment to Employment Agreement, the terms and provisions of the Agreement shall remain in full force and effect and shall apply to this Second Amendment to Employment Agreement as if fully written or incorporated herein.

                  IN WITNESS WHEREOF, the parties have executed this Second Amendment to Employment Agreement as of the date first written hereinabove.

SYMIX SYSTEMS, INC.                          EMPLOYEE


By  /s/ Lawrence J. Fox                      /s/ Stephen A. Sasser
  --------------------------------           -----------------------------------
Lawrence J. Fox                              Stephen A. Sasser
Chairman and Chief                           an individual
Executive Officer

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